Exhibit 10.1

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of May 13, 2016, by and among PR 701 GATEWAY, LLC, a Delaware limited liability company (“Landlord”), ATARA BIOTHERAPEUTICS, INC., a Delaware corporation (“Atara”), and INTREXON CORPORATION, a Virginia corporation (“lntrexon”).

RECITALS:

A.

Landlord (as successor in interest to DWF III Gateway, LLC, a Delaware limited liability company), as landlord, and Accesia, Inc., a Virginia corporation (“Accesia”), as tenant, are parties to that certain Office Lease dated as of November 13, 2012 (the “Accesia Lease”), pursuant to which Landlord leased to Accesia certain premises containing approximately 7,038 rentable square feet (the “Premises”) described as Suite 200 of the building located at 701 Gateway Boulevard, South San Francisco, California (the “Building”).

B.

Accesia and Atara entered into that certain Sublease Agreement (the “Original Sublease”) dated as of September 11, 2014, pursuant to which Accesia agreed to sublease the Premises to Atara. Landlord consented to the Original Sublease pursuant to that certain Landlord Consent to Sublease dated October 20, 2014.

C.

Landlord and Accesia entered into that certain Lease Termination Agreement (the “Accesia Lease Termination Agreement”) dated as of May 12, 2015, pursuant to which the Accesia Lease terminated as of June 1, 2015.

D.

As part of the transactions contemplated by the Accesia Lease Termination Agreement, Landlord and Atara entered into that certain Attornment Agreement dated as of June 9, 2015, pursuant to which Landlord became the successor-in-interest to Accesia and the Original Sublease continued as a direct sublease between Landlord and Atara.

E.

Atara and lntrexon have entered into that certain Sublease Agreement dated as of April 21, 2016 and attached hereto as Exhibit A (the “Atara Sublease”), pursuant to which Atara has agreed to sublease to Intrexon certain premises described as follows: Suite 200 of the Building, comprised of approximately 7,038 rentable square feet (the “Sublet Premises”) constituting all of the Premises

F.	Atara and lntrexon have requested Landlord’s consent to the Atara Sublease, and Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Atara Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Atara and lntrexon:

1.

Atara Sublease Agreement.  Atara and lntrexon hereby represent that a true and complete copy of the Atara Sublease is attached hereto and made a part hereof as Exhibit A, and Atara and lntrexon agree that the Atara Sublease with respect to Landlord and/or the Sublet Premises shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.

Representations.  Atara hereby represents and warrants that Atara (i) has full power and authority to sublease the Sublet Premises to lntrexon, (ii) has not transferred or conveyed its interest in the Original Sublease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Atara Sublease and this Consent Agreement. Intrexon hereby represents and warrants that Intrexon has full power and authority to enter into the Atara Sublease and this Consent Agreement.

3.

Indemnity and Insurance.  Intrexon hereby assumes, with respect to Landlord, all of the indemnity obligations of Atara under the Original Sublease with respect to the Sublet Premises. In addition, lntrexon shall obtain and maintain the insurance required under Section 2.07 of the Original Sublease, as amended by Section 8 of the Atara Sublease. Nothing contained in this Section 3 shall be construed as relieving or releasing Atara from any such indemnity or insurance obligations. Notwithstanding the foregoing, to the extent the same is legally permissible, Atara may satisfy such insurance obligation for itself and on behalf of Intrexon.

4.

No Release.  Nothing contained in the Atara Sublease or this Consent Agreement shall be construed as relieving or releasing Atara from any of its obligations under the Original Sublease, it being expressly understood and agreed that Atara shall remain liable for such obligations notwithstanding anything contained in the Atara Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the subtenant under the Original Sublease. Atara shall be responsible for the collection of all rent due it from Intrexon, and for the performance of all the other terms and conditions of the Atara Sublease, it being understood that Landlord is not a party to the Atara Sublease and, notwithstanding anything to the contrary contained in the Atara Sublease, is not bound by any terms, provisions, representations or warranties contained in the Atara Sublease and is not obligated to Atara or lntrexon for any of the duties and obligations contained therein.

5.

Costs.  Atara shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in preparing this Consent Agreement. Such costs and expenses shall be paid to Landlord, as Additional Rent under the Original Sublease, within ten (10) days following Landlord’s demand therefor.

6.

No Transfer.  Intrexon shall not further sublease the Sublet Premises, assign its interest as the subtenant under the Atara Sublease or otherwise transfer its interest in the Sublet Premises or the Atara Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

7.

Original Sublease.  The parties agree that the Atara Sublease is subject and subordinate to the terms of the Original Sublease, and all terms of the Original Sublease, other than Atara’s obligation to pay Base Rent, are incorporated into the Atara Sublease. In no event shall the Atara Sublease or this Consent Agreement be construed as granting or conferring upon Atara or Intrexon any greater rights than those contained in the Original Sublease nor shall there be any diminution of the rights and privileges of the Landlord under the Original Sublease, nor shall the Original Sublease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Original Sublease. It is hereby acknowledged and agreed that any provisions in the Atara Sublease which limit the manner in which Atara may amend the Original Sublease are binding only upon Atara and Intrexon as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Atara’s execution of any agreements amending or terminating the Original Sublease subsequent to the date hereof notwithstanding any contrary provisions in the Atara Sublease.

8.

Parking and Services.  Any parking rights granted to Intrexon pursuant to the Atara Sublease shall be satisfied out of the parking rights, if any, granted to Atara under the Original Sublease. Atara hereby authorizes Intrexon, as agent for Atara, to obtain services and materials for or related to the Sublet Premises, and Atara agrees to pay for such services and materials as Additional Rent under the Original Sublease upon written demand from Landlord. However, as a convenience to Atara, Landlord may bill lntrexon directly for such services and materials, or any portion thereof, in which event lntrexon shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Atara from its primary obligation to pay for such services and materials.

9.

Attornment.  If the Original Sublease or Atara’s right to possession thereunder terminates for any reason prior to expiration of the Atara Sublease, lntrexon agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Atara Sublease for the remainder of the term of the Atara Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any Rent paid by Intrexon to Atara more than one month in advance, or any security deposit paid by Intrexon to Atara, unless same has been transferred to Landlord by Atara; (b) liable for any act or omission of Atara under the Original Sublease, Atara Sublease or any other agreement between Atara and Intrexon or for any default of Atara under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Intrexon may have against Atara which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Atara Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandord agreed would be transferred to Intrexon or which Atara agreed could be used by Intrexon during the term of the Atara Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Atara to Intrexon under the Atara Sublease. If Landlord does not elect to have Intrexon attorn to Landlord as described above, the Atara Sublease and all rights of Intrexon in the Sublet Premises shall terminate upon the date of termination of the Original Sublease or Atara’s right to possession thereunder. It is all parties’ expressed intent that, should the Original Sublease terminate for any reason whatsoever, including the voluntary surrender of same by Atara and the acceptance thereof by Landlord, then the Atara Sublease shall terminate. This provision is entered into with full knowledge of the case of Buttner v. Kasser (1912) 19 Cal.App. 755, and it is the parties’ express intent that the holding of Buttner and similar cases shall not apply to the Atara Sublease. The terms of this Section 9 supercede any contrary provisions in the Atara Sublease.

10.

Payments Under the Atara Sublease.  If at any time Atara is in default under the terms of the Original Sublease, Landlord shall have the right to contact Intrexon and require Intrexon to pay all Rent due under the Atara Sublease directly to Landlord until such time as Atara has cured such default. lntrexon agrees to pay such sums directly to Landlord if requested by Landlord, and Atara agrees that any such sums paid by lntrexon shall be deemed applied against any sums owed by Intrexon under the Atara Sublease. Any such sums received by Landlord from lntrexon shall be received by Landlord on behalf of Atara and shall be applied by Landlord to any sums past due under the Original Sublease, in such order of priority as required under the Original Sublease or, if the Original Sublease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Intrexon. If Intrexon fails to deliver its Atara Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Intrexon, at Intrexon’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.

Excess Rent.  If Landlord is entitled to any excess rent from Atara pursuant to the terms of the Original Sublease, then, in addition to all Rent otherwise payable by Atara to Landlord under the Original Sublease, Atara shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Original Sublease, in the manner described in the Original Sublease. Landlord’s failure to bill Atara for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Original Sublease.

12.

Atara Notice Address.  Atara’s new address for notices to Atara under the Original Sublease shall be as follows: Atara Biotherapeutics, Inc., 611 Gateway Boulevard, Suite 900, South San Francisco, California 94080, Attention: General Counsel.

13.

ERISA.  It is understood that from time to time during the term of the Original Sublease, Landlord may be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and as a result may be prohibited by law from engaging in certain transactions. Atara and Intrexon each represents and warrants after due inquiry that at the time this Consent Agreement is entered into and at any time thereafter when its terms are amended or modified, none of Atara, Intrexon or their respective “affiliates” (as defined in Part VI (c) of Prohibited Transaction Exemption 84-14 (“PTE 84-14”), as amended) has the authority to appoint or terminate The Prudential Insurance Company of America (“Prudential”) as an investment manager to any employee benefit plan invested in the Prudential separate account PRISA, nor the authority to negotiate the terms of any management agreement between Prudential and any such employee benefit plan for its investment in PRISA. Further, neither Atara nor Intrexon is “related” to Prudential within the meaning of Part VI(h) of PTE 84-14.

14.

Authority.  Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Neither Atara nor Intrexon is, nor shall either Atara or Intrexon during the term of the Original Sublease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”). Neither Atara nor lntrexon is currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Building. Neither Atara nor lntrexon will, during the term of the Original Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Building. If at any time after the date hereof either Atara or Intrexon becomes a Prohibited Person, then Atara or Intrexon, as applicable, shall notify Landlord within five (5) business days after becoming aware of such designation. If either Atara or Intrexon breaches any representation or covenant set forth in this Section, or if either Atara or Intrexon hereafter becomes a Prohibited Person, then in any such event, the same shall constitute a breach of the Original Sublease, entitling Landlord to any and all remedies under the Original Sublease or at law or in equity (including the right to terminate the Original Sublease without affording any notice or cure period).

15.

Certified Access Specialist.  Pursuant to California Civil Code Section 1938, Landlord hereby notifies Atara and Intrexon that as of the date of this Consent Agreement, the Sublet Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Sublet Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

16.

Limitation of Landlord’s Liability.  Redress for any claim against Landlord under this Consent Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Consent Agreement, if any, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Atara and/or Intrexon hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord, Atara and Intrexon have executed this Consent Agreement as of the date set forth above.

LANDLORD:

PR 701 GATEWAY, LLC, a Delaware limited liability company

By:	PRISA LHC, LLC, a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Kristin Paul
	Name:	Kristin Paul
	Title:	Vice President
Dated:

ATARA:

ATARA BIOTHERAPEUTICS, INC., a Delaware corporation

By:	/s/ John McGrath
Name:	John McGrath
Title:	CFO
Dated:	5/13/16

INTREXON:

INTREXON CORPORATION, a Virginia corporation

By:	/s/ Rick Sterling
Name:	Rick Sterling
Title:	CFO
Dated:	5/14/14

EXHIBIT A - ATARA SUBLEASE AGREEMENT

attached to and made a part of the Consent Agreement dated as of May 13, 2016 between PR 701 GATEWAY, LLC, a Delaware limited liability company,

ATARA BIOTHERAPEUTICS, INC., a Delaware corporation, and

INTREXON CORPORATION, a Virginia corporation

(see attached)

A-1	Initials

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”), made as of the 21st day of April 2016, by and between ATARA BIOTHERAPEUTICS, INC., a Delaware corporation, having a mailing address at 611 Gateway Boulevard, Suite 900, South San Francisco, California 94080 (“Sublandlord”), and, INTREXON CORPRORATION, a Virginia corporation, having a mailing address at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876 (hereinafter referred to as “Subtenant”);

W I T N E S S E T H:

WHEREAS, PR 701 Gateway, LLC (as successor in interest to DWF III Gateway, LLC), a Delaware limited Liability company (“Overlandlord”) and Accessia, Inc., a Virginia corporation (“Accessia”) were parties to that certain Office Lease dated as of November 13, 2012 (the “Accessia Lease”);

WHEREAS Accessia and Sublandlord entered into a Sublease Agreement dated as of September 11, 2014 (the “Original Sublease”), pursuant to which Accessia leased to Sublandlord 7,038 rentable square feet identified as Suite 200 (the “Premises”) and located in the building identified as 701 Gateway Boulevard in South San Francisco, California (the “Building”);

WHEREAS, Overlandlord and Accessia entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Accessia Lease was terminated as of June 1,2015 (the “Accessia Lease Termination Date”);

WHEREAS, in connection with the Termination Agreement, Overlandlord and Sublandlord entered into an Attornment Agreement dated as of June 9 2015 (the “Attornment Agreement”), pursuant to which the Original Sublease continued as a direct sublease between Overlandlord and Sublandlord and provides that, as of the Accessia Lease Termination Date, Overlandlord succeeded to Accessia’s interest in the Original Sublease, and Sublandlord attorned to Overlandlord as sublandlord under the Original Sublease upon the covenants, terms, and conditions set forth in the Attornment Agreement. Hereinafter, the Original Sublease (and the terms of the Accessia Lease incorporated therein by reference) shall be referred to herein in as the “Overlease” and is attached hereto as Exhibit C; and

WHEREAS, Subtenant now desires to sublet the Premises from Sublandlord upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

1.     Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings ascribed thereto in the Overlease.

2.     Demise. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, upon and subject to the terms and conditions of this Sublease and all zoning ordinances, and easements, restrictions and conditions of record, the entirely of the Premises, as more particularly delineated on the plan attached hereto as Exhibit A and made part hereof (the “Subleased Premises”), together with the right to use the common areas and facilities in the Building made available to Sublandlord under the Overlease in accordance with the terms of the Overlease. Pursuant to the terms and provisions of the Overlease, the Subleased Premises shall be used for general office and uses incident thereto, and for no other use or purpose.

3.     Term and Extension Options.

(a)     The term of this Sublease shall commence on the date on which Landlord makes the Subleased Premises available for occupancy by Subtenant hereunder, which is targeted for May 1, 2016; provided, however, that the term of this Sublease shall not commence prior to the date that Overlandlord consents to this Sublease in writing (the “Term Commencement Date”). Promptly after the Term Commencement Date is determined, Sublandlord and Subtenant shall execute so acknowledgement thereof in the form attached hereto as Exhibit B. The term of this Sublease shall end on January 31, 2017, or such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease, or pursuant to law (which date for the termination of the term hereof shall hereafter be called the “Termination Date”).

4.     Condition of the Subleased Premises. Subtenant represents that it has thoroughly examined the Subleased Premises and that, subject to the terms of this Sublease, the same are accepted by Subtenant in their “as is”, “where is" condition existing on the date of this Sublease; provided however, that the Subleased Premises shall be delivered to Subtenant in “broom clean” free of all debris and personal property other than the Furniture (defined below in Paragraph 14). Except as explicitly set forth in this Sublease, Sublandlord has made no representations, warranties or undertakings as to the present or future condition of the Subleased Premises or the fitness and availability of the Subleased Premises for any particular use. The acceptance of the Subleased Premises by Subtenant shall constitute an acknowledgement by Subtenant that the Subleased Premises are in the condition they are required to be in by this Sublease.

5.     Rent. Subtenant shall pay from and after the Term Commencement Date to Sublandlord, Rent in the amount of $211,140 per annum ($30.00 per rentable square foot per annum) in equal monthly installments of $17,595 in advance on the first (1st) day of each calendar month during the term of this Sublease. The Rent due hereunder shall be pro rated on a per diem basis for any partial calendar month at the beginning or end of the term of this Sublease. Simultaneously with the execution of this Sublease, Subtenant shall pay the Rent with respect to the Subleased Premises for the first full month of the term hereof ($17,595). The Rent paid hereunder shall be on a gross basis and, except as explicitly set forth herein to the contrary, Subtenant shall not be required to make additional payment to Sublandlord for taxes or operating expenses under this Sublease.

6.     Utilities and Other Charges. In addition to the Rent, Subtenant shall be responsible for reimbursing Sublandlord for all utilities and maintenance charges (collectively, the “Utility Costs") that are charged by Overlandlord to Sublandlord pursuant to the Overlease. Sublandlord shall provide Subtenant with a monthly invoice of such charges and Subtenant shall make payment in full of such amounts within ten (10) business days of receiving such invoice.

7.     Security Deposit. Simultaneously with the execution of this Sublease, Subtenant shall deposit with Sublandlord a cash security deposit in the amount of $17,595.00 to be held by Sublandlord to secure, in part, Subtenant's obligations under this Sublease. Sublandlord shall have the right from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply such Security Deposit, or any part thereof, to Sublandlord’s damages arising from, or to cute, a default by Subtenant under this Sublease. Sublandlord shall return any Security Deposit then held by Sublandlord, or so much thereof as shall not have theretofore been applied in accordance with the terms of this paragraph, to Subtenant upon the expiration or earlier termination of the Term of this Sublease and surrender of possession of the Subleased Premises by Subtenant to Sublandlord as required by this Sublease; provided, that if there is then-existing a default hereunder (or any circumstance which, with the passage of time or the giving of notice, or both, would constitute a default hereunder), Sublandlord shall retain a portion of the Security Deposit reasonably necessary to cure such default and shall return the remainder of the Security Deposit to Subtenant; provided that such retained portion will be returned to Subtenant if (a) such retained portion is not applied to cure such default by Sublandlord, (b) the amount applied to such cure is less than the retained portion, and (c) such default does not materialize within thirty (30) days after the expiration or earlier termination of this Sublease. While Sublandlord holds such deposit, Sublandlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Sublandlord’s other funds. lf Sublandlord conveys Sublandlord's interest under this Sublease, the deposit, or any part thereof not previously applied, shall be turned over by Sublandlord to Sublandlord's grantee, and, if so turned over, Subtenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this paragraph, and the return thereof in accordance herewith.

8.     Insurance. Subtenant shall obtain and maintain with respect to the Subleased Premises the insurance specified in Section 2.07 of the Overlease to be obtained and maintained by Sublandlord, as lessee in amounts not less than those specified in the Overlease. except as specified below, such modifications only being effective with written consent of Overlandlord:

a.     Subtenant’s commercial general liability policy shall not be required to include owned and non-owned automobile liability so long as this requirement under the Overlease shall be maintained in the Business Auto Liability policy.

b.     Subtenant’s commercial general liability policy shall not be required to include cross liability endorsements.

c.     Under the Overlease Section 16.1, with respect to the Subtenant in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the term as follows: Policyholders' rating of no less than an A-; financial rating of not less than VII.

d.     Under the Overlease Section 16.1 (c), with respect to the Subtenant, Subtenant shall endeavor to notify Sublandlord and Overlandlord in writing at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

In addition, Subtenant shall maintain Special Form Property insurance covering Subtenant’s personal property, fixtures, equipment, the Furniture and any alterations or improvements performed by or on behalf of Subtenant on the Subleased Premises in amounts at least equal to the full replacement costs thereof. All such policies of insurance shall name Overlandlord and Sublandlord as additional insureds thereunder. Subtenant's insurance shall be primary over Overlandlord's and Sublandlord's insurance with respect to the Subleased Premises.

9.     Indemnification of Overlandlord and Sublandlord. Notwithstanding any other provision of this Sublease or the Overlease to the contrary, Subtenant will defend, save Overlandlord and Sublandlord harmless, and will exonerate and indemnify Overlandlord and Sublandlord, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority (except to the extent caused by the negligence or willful misconduct of Sublandlord or Overlandlord or their respective employees, agents and invitees):

(a)     On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Subleased Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Overlandlord and Sublandlord or their respective agents, contractors or employees);

(b)     On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Subleased Premises)in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or the Premises) arising out of the negligent act or omission or willful misconduct of Subtenant, its agents, employees or invitees: and

(c)     On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Overlandlord or Sublandlord or their respective contractors, agents or employees of either) on the Subleased Premises during the term of this Sublease and during the period of time, if any, prior to the Term Commencement Date that Subtenant may have been given access to the Subleased Premises.

If either of Overlandlord or Sublandlord shall, without fault on its part, be made a party to any litigation commenced by or against Subtenant, then Subtenant shall protect, indemnify and hold Overlandlord or Sublandlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by Overlandlord or Sublandlord in connection with such litigation. In any legal action brought to enforce the terms, covenants and conditions in this Sublease, the nonprevailing party (as determined by the court) shall pay all costs, expenses and reasonable legal fees of the prevailing party.

Subtenant shall neither do nor permit anything to be done by persons under Subtenant’s control anything which would cause a default under the Overlease, or termination or forfeiture by reason of any right of termination or forfeiture, reserved or vested in Overlandlord under the Overlease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims of any kind whatsoever by reason of breach or default on the part of Subtenant, or termination or forfeiture which is the consequence of any such breach or default

10.     Terms of Overlease. Except as expressly otherwise provided in this Sublease, including, without limitation. Paragraph 14 below, as between the parties hereto, all of the terms, provisions, covenants and conditions of the Overlease are incorporated herein by reference and hereby made a part of this Sublease. For purposes of such incorporation by reference, all references 10 Landlord and Tenant in the Overlease shall be deemed references to Sublandlord and Subtenant, all references to the Premises in the Overlease shall be deemed references to the Sublease Premises and all references to the term of the Overlease shall be deemed references to the term of this Sublease. Subtenant shall be entitled to the same notice and cure periods, less three (3) business days, as Sublandlord is afforded pursuant to the Overlease, provided that if a notice and/or cure period under the Overlease did not simultaneously commence, the notice and cure period shall be as set forth in the Overlease. Notwithstanding the foregoing, under no circumstances shall Subtenant’s notice and cure period hereunder be less than one (1) business day. Sublandlord shall have all of the rights of Overlandlord under the Overlease as against Subtenant and as between the parties hereto, Subtenant covenants and agrees (a) to perform and observe all of the agreements, covenants, terms and conditions of the Overlease with respect to the Subleased Premises (and the Building and Common Areas, to the extent applicable) arising on or after the Term Commencement Date and relating to the periods after the date thereof to the extent that the same are not modified or amended by this Sublease, and (b) that it shall not do or suffer or permit anything to be done which would constitute a default under the Overlease, and (c) that notwithstanding any other provision of this Sublease to the contrary, any act or omission by Subtenant which constitutes a default under the Overlease with respect to the Premises shall also constitute a default hereunder.

11.     Overlandlord’s Services and Obligations under the Overlease. Except as expressly provided in this Sublease, Subtenant agrees that Sublandlord shall not be obligated to furnish for Subtenant any services required to be provided by Overlandlord pursuant to the Overlease, all of which shall be provided by Overlandlord. If Overlandlord shall fail to perform its obligations under the Overlease and such failure materially interferes with Subtenant’s occupancy or its rights hereunder, Sublandlord shall, upon written request of Subtenant, make reasonable efforts (at no cost or expense to Sublandlord unless Subtenant first agrees to reimburse Sublandlord in full for all such reasonable costs and expenses) to enforce the obligations of Overlandlord, including promptly notifying Overlandlord of its nonperformance under the Overlease and requesting that Overlandlord perform its obligation under the Overlease. Sublandlord and Subtenant acknowledge and agree that Subtenant, at Subtenant’s sole cost and expense, shall maintain all laboratory specific mechanical equipment serving the Subleased Premises during the term of this Sublease.

12.     Subtenant Alterations and Improvements. Notwithstanding the terms of the Overlease governing alterations, Subtenant shall not have the right to make any alterations to the Subleased Premises.

13.     Certain Provisions Not Incorporated.

(a)     The following provisions of the Accessia Lease are expressly not incorporated into this Sublease: Articles 4, 5, 6, 8, 12, 20 and 21 and Exhibits C (Work Letter), D (Acknowledgment of Lease Commencement), F (Option to Extend) and G (Guaranty).

(b)     The following provisions of the Original Sublease are expressly not incorporated into this Sublease: Sections 2.02, 2.03, 2.06, 2.11, 2.13, 2.17 and 2.24, and Exhibits A (Description of Premises) and B (List of Furniture and Equipment).

Subtenant acknowledges that, except for the redacted portions thereof, it has reviewed the Accessia Lease and the Original Sublease attached hereto and made a part hereof as Exhibit C, and that it is familiar with the contents thereof.

14.     Furniture.

During the term of this Sublease, Subtenant shall have, at no additional cost or charge payable by Subtenant hereunder, the exclusive license to use the furniture belonging to Overlandlord and located within the Subleased Premises as of the Term Commencement Date (the “Furniture”),·in its “as is” “where is” condition and “with all faults,” in connection with Subtenant’s business at the Subleased Premises. Upon the termination or expiration of this Sublease, Subtenant shall purchase the Furniture from Overlandlord for $1.00 and shall remove the Furniture from the Subleased Premises.

15.     Assigning and subletting. Notwithstanding anything to the contrary in Section 2.17 of the Overlease, Subtenant covenants and agrees that neither this Sublease nor the term hereof and leasehold hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant.

16.     Notice. Any and all communications delivered hereunder shall be in writing and given or served in accordance with Section 2.21 of the Overlease, addressed as follows:

if to Overlandlord:

As provided in the Attornment Agreement.

if to Sublandlord:

Atara Biotherapeutics, Inc.

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

Attn: General Counsel

with a copy to:

Faber Daeufer & Itrato PC

890 Winter Street, Suite 315

Waltham, Massachusetts 02451

Attn: Brian M. Connelly

and if to Subtenant;

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

Attn: Chief Legal Counsel

or to such other address and attention as any of the above shall notify the others in writing.

17.     Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and inure to the benefit of Sublandlord and its successors and assigns and Subtenant and its heirs, executors, administrators and permitted successors and assigns. No rights shall inure to the benefit of any assignee, subtenant or occupant.

18.     Miscellaneous. Neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged into this Sublease, which alone fully and completely expresses the agreement of the parties. No surrender of possession of the Subleased Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord In writing. The receipt and retention by Sublandlord of Base Rent or Additional Rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant from the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of Base Rent or Additional Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach. This Sublease shall be governed by, and construed in accordance with the laws of the State of California.

19.     Casualty and Condemnation. Notwithstanding anything to the Contrary contained in this Sublease or in the Overlease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement Rent, or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises or any appurtenant rights thereto unless Sublandlord is entitled to terminate the Overlease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Overlease. If Sublandlord is entitled to terminate the Overlease for all or any portion of the Subleased Premises or on account of any damage to any appurtenant right thereto by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Overlandlord of such termination under the terms of the Overlease.

20.     Overlandlord’s Consent. It is hereby acknowledged by Sublandlord and Subtenant that Overlandlord’s consent to this Sublease shall not create any contractual liability or duty on the part of Overlandlord or its agent to the Subtenant, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Overlandlord and Sublandlord, as the lessee under the Overlease, with respect to the Premises.

21.     Sublandlord’s Consent. Whenever Sublandlord's consent is required under this Sublease or any provision of the Overlease as incorporated by reference Sublandlord's rejection of a request made by Subtenant shall not be deemed unreasonable, in any case, if such rejection is based on Overlandlord's rejection of such request.

22.     Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker other than Cornish & Carey Commercial d/b/a Newmark Cornish & Carey and Kidder Mathews in connection with this Sublease for the Subleased Premises, and Sublandlord shall pay any brokerage fees which shall be due in connection therewith pursuant to a separate agreement. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party's breach of the foregoing representation and warranty.

23.     Place for payments. All payments required to be made by Subtenant herein shall be made to Sublandlord, at Sublandlord's office specified in Paragraph 16, by wired funds of Subtenant or electronic ACH transfers as directed by Sublandlord from time to time, or to such agent or agents of Sublandlord or at such other place as Sublandlord shall hereafter from time to time direct in writing.

24.     Termination of Overlease. In the event that the Overlease shall be cancelled or terminated, the term of this Sublease shall automatically terminate as of the date of such cancellation or termination of the Overlease and Sublandlord shall not be liable in any way or to any extent to Subtenant for such termination or cancellation or for any damages or losses incurred or claimed to be incurred by Subtenant as a result thereof.

25.     Sublandlord’s obligations.

(a)     Provided Subtenant is not in default hereunder beyond applicable notice and cure periods, Sublandlord hereby agrees (a) to make all payments of rent and other amounts required to be paid to Overlandlord under the Overlease, (b) to perform all other obligations Imposed upon it by the Overlease which are not assumed by Subtenant hereunder. Sublandlord has no obligation to perform any services for Subtenant.

(b)     Sublandlord hereby represents to Subtenant as of the date of this Sublease that to the best of its knowledge: (i) the Overlease is in full force and effect and, except as otherwise set forth herein, has not been modified or amended; (ii) Sublandlord has not received a notice from Overlandlord setting forth a Default under the Overlease, which Default remains uncured as of the date hereof; and (iii) the execution, delivery and performance of this Sublease has been duly and validly authorized by Sublandlord, and the person signing this Sublease on behalf at Sublandlord is duly authorized to execute this Sublease on behalf of Sublandlord.

26.     Surrender. At the expiration or earlier termination of the term of the Sublease Subtenant shall surrender the Subleased Premises to Sublandlord in the condition required under the Overlease including without limitation with respect to the provisions of the Overlease and the reports required thereunder.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease, as an instrument under seal, as of the day and year first above written.

SUBLANDLORD:

ATARA BIOTHERAPEUTICS, INC., a Delaware corporation

By:	/s/ John McGrath
	Name:	John McGrath
	Title:	CFO

SUBTENANT:

INTREXON CORPORATION, a Virginia
corporation

By:	/s/ Robert F. Walsh III
	Name:	Robert F. Walsh III
	Title:	President, or IPD

By:	/s/ Rick Sterling
	Name:	Rick Sterling
	Title:	CFO

EXHIBIT A

SUBLEASED PREMISES

See attached.

EXHIBIT B

Sublease Term Commencement Date Acknowledgement

THIS SUBLEASE TERM COMMENCEMENT DATE ACKNOWLEDGEMENT (the “Acknowledgement”) is entered into as of            , 2016, by and between Atara Biotherapeutics. Inc. (“Sublandlord”), and IntrcxonCorporation (“Subtenant”);

W I T N E S S E T H:

WHEREAS, Sublandlord and Subtenant have entered into that certain Sublease Agreement dated as of           , 2016 (the “Sublease”), pursuant to which Subtenant has Subleased from Sublandlord certain premises referred to as Suite 200 located in the building located at 701 Gateway Boulevard, for a term ending on January 31, 2017.

WHEREAS, pursuant to the Sublease, Sublandlord and Subtenant have agreed to enter into this Acknowledgement to acknowledge the occurrence of the Term Commencement Date.

NOW, THEREFORE, the parties hereto, for themselves, their permitted successors and assigns, mutually covenant and agree that the Term Commencement Date under the Sublease is              , 2016.

[Signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this acknowledgement as of the day and year first above written.

SUBLANDLORD:

ATARA BIOTHERAPEUTICS, INC., a
Delaware corporation

By
Name:
Title:

SUBTENANT:

INTREXON CORPORATION, a Virginia
Corporation

By	/s/ Rick Sterling
Name:	Rick Sterling
Title:	CFO

EXHIBIT C

OVERLEASE

[to be attached]